Exhibit 10.1

AMENDMENT NO. 2 TO employment agreement

THIS AMENDMENT No. 2 (this “Amendment”) to the Employment Agreement (as defined below) is executed as of July 10, 2012 by and between ZST Digital Networks, Inc., a Delaware corporation (the “Company”), and Bo Zhong (the “Employee”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement referred to below.

WITNESSETH:

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of December 13, 2010 (the “Employment Agreement”);

WHEREAS, the Company and the Employee entered into an amendment to the Employment Agreement on May 29, 2012 in which the parties thereto amended certain provisions of the Employment Agreement (the “Amendment No. 1”);

WHEREAS, the Company and the Employee wish to amend the Employment Agreement further as set forth in this Amendment;

NOW, THEREFORE, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment to the Employment Agreement

1.1.       Section 2.1 of the Employment Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Section 2.1 Initial Term and Renewal. The term of this Agreement shall be for a period of sixty (60) months commencing on July 10, 2012 (the “Initial Term”), unless terminated earlier pursuant to the provisions of Article 5 of this Agreement. This Agreement shall automatically renew for an additional one (1) year period of employment on the expiration date of the Initial Term (each, a “Subsequent Term”), and on each successive anniversary date thereafter (each such date, an “Expiration Date”), unless either party gives written notice to the other party at least ninety (90) days prior to any Expiration Date that the Agreement is not being renewed and shall terminate on that Expiration Date, unless terminated earlier pursuant to the provisions of Article 5 of this Agreement. The Initial Term and each successive one year period thereafter during which Employee shall perform services pursuant to this Agreement shall be referred to herein as the “Term.”

1.2.          A new Section 4.0 is hereby inserted and shall read:

“Section 4.0    Additional Restricted Stock Grant. On July 10, 2012, Employee shall be granted Eight Hundred Thousand (800,000) shares of restricted common stock of the Company (the “Additional Grant”). The terms and conditions of the Additional Grant are set forth in the Restricted Shares Grant Agreement attached hereto as Appendix B.”

2.           Agreement Otherwise Unchanged

Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect.

3.           Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.           Entire Agreement

This Amendment along with the Employment Agreement and Amendment No. 1 (including their respective appendixes) contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

5.           Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written.

zst digital networks, Inc.

By:	/s/ Henry Ngan
Name: Henry Ngan
Title: Chief Financial Officer

EMPLOYEE

Name: Bo Zhong

Signature:	/s/ Bo Zhong

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Appendix B

Restricted Shares Grant Agreement

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